SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

U-SWIRL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53130 (Commission File Number)	43-2092180 (IRS Employer Identification No.)

1175 American Pacific, Suite C, Henderson, Nevada 89074

(Address of principal executive offices)(Zip Code)

(702) 586-8700

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 4, 2014, Ulderico Conte, Henry E. Cartwright and Terry A. Cartwright resigned as directors of U-Swirl, Inc. (the “Company”) and its wholly-owned subsidiary, U-Swirl International, Inc. (“USI”). In addition, Messrs. Conte, H. Cartwright and T. Cartwright resigned as officers of the Company and USI effective October 6, 2014. Their resignations were not due to a disagreement with the Company.

Also on September 4, 2014, the Board of Directors of the Company appointed Bryan J. Merryman as the Chairman of the Board, replacing Franklin E. Crail. Mr. Merryman currently serves as the Chief Operating Officer and Chief Financial Officer of the Company’s parent, Rocky Mountain Chocolate Factory, Inc.

As a result of these changes, the Audit and Compensation Committees of the Board of Directors are now comprised of the following: Lee N. Mortenson (Chair), Scott G. Capdevielle and Franklin E. Crail.

Effective October 6, 2014, the executive officers of the Company shall be as follows:

●	Bryan J. Merryman (54) – Chief Executive Officer
●	Alan Stribling (47) – President
●	Jeremy Kinney (37) – Chief Financial Officer and Treasurer

The Company has issued a press release containing information about the business experience of these new management members, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Document

99.1	Press release dated September 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-SWIRL, INC.

September 9, 2014	By:	/s/ Bryan J. Merryman
Bryan J. Merryman
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Document

99.1	Press release dated September 9, 2014

3